EXHIBIT 11
PEPSICO, INC. AND SUBSIDIARIES
Computation of Net Income Per Share of Capital Stock - Primary
(page 1 of 2)
(in millions except per share amounts, unaudited)
                                   12 Weeks Ended         36 Weeks Ended
                                  9/9/95    9/3/94       9/9/95    9/3/94
Shares outstanding at beginning
  of period                        788.9     791.5        789.8     798.8

Weighted average of shares issued
  during the period for exercise
  of stock options, conversion of
  debentures, acquisitions, and
  payment of compensation
  awards                             1.0       0.5          3.0       2.1

Shares repurchased (weighted)       (2.3)        -         (4.7)     (6.9)

Dilutive shares contingently
  issuable upon exercise of stock
  options, conversion of debentures
  and payment of compensation awards,
  net of shares assumed to have been
  purchased for treasury (at the
  average price) with assumed
  proceeds from exercise of stock
  options and compensation
  awards                            16.0       7.9         14.1      10.3

Total shares - primary             803.6     799.9        802.2     804.3

Income before cumulative effect of
 accounting changes               $616.8    $541.4     $1,425.1  $1,270.7

Decrease in interest and amortiza-
 tion of debt expense relating to
 convertible debentures, net of
 income tax benefit                    -         -          0.2         -

Income before cumulative effect of
 accounting changes as adjusted   $616.8    $541.4     $1,425.3  $1,270.7

  Cumulative effect of accounting
   changes:
    Postemployment benefits            -         -            -     (55.3)
    Pension assets                     -         -            -      23.3

Net income                        $616.8    $541.4     $1,425.3  $1,238.7

Income (charge) per share:
 Before cumulative effect of
 accounting changes               $ 0.77    $ 0.68     $   1.78  $   1.58
  Cumulative effect of accounting
   changes:
    Postemployment benefits            -         -            -     (0.07)
    Pension assets                     -         -            -      0.03

Net income per share - primary    $ 0.77    $ 0.68     $   1.78  $   1.54

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PEPSICO, INC. AND SUBSIDIARIES
Computation of Net Income Per Share of Capital Stock - Fully Diluted
(page 2 of 2)
(in millions except per share amounts, unaudited)
                                    12 Weeks Ended        36 Weeks Ended
                                   9/9/95    9/3/94      9/9/95    9/3/94
Shares outstanding at beginning
  of period                         788.9     791.5       789.8     798.8

Shares issued during the period for
  exercise of stock options,
  conversion of debentures,
  acquisitions and payment of
  compensation awards                 2.0       1.0         6.1       3.7

Shares repurchased (weighted)        (2.3)        -        (4.7)     (6.9)

Dilutive shares contingently
  issuable upon exercise of stock
  options, conversion of debentures
  and payment of compensation awards,
  net of shares assumed to have been
  purchased for treasury (at the
  higher of average or quarter-end
  price) with assumed proceeds from
  exercise of stock options and
  compensation awards                15.6       9.5        14.0       9.9

Total shares - fully diluted        804.2     802.0       805.2     805.5

Income before cumulative effect of
 accounting changes                $616.8    $541.4    $1,425.1  $1,270.7

Decrease in interest and amortiza-
 tion of debt expense relating to
 convertible debentures, net of
 income tax benefit                     -         -         0.2         -

Income before cumulative effect of
 accounting changes as adjusted    $616.8    $541.4    $1,425.3  $1,270.7

  Cumulative effect of accounting
   changes:
   Postemployment benefits              -         -           -     (55.3)
   Pension assets                       -         -           -      23.3

Net income                         $616.8    $541.4    $1,425.3  $1,238.7

Income (charge) per share:
 Before cumulative effect of
 accounting changes                $ 0.77    $ 0.68    $   1.77  $   1.58
  Cumulative effect of accounting
   changes:
   Postemployment benefits              -         -           -     (0.07)
   Pension assets                       -         -           -      0.03

Net income per share -
 fully diluted                     $ 0.77    $ 0.68    $   1.77  $   1.54

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